Exhibit 10.7

THIS MEMBERSHIP UNIT REDEMPTION AGREEMENT is made and entered into as of March 10, 2004 (this “Agreement”) by and among GCA Holdings, L.L.C., a Delaware limited liability company, a Delaware limited liability company (“GCA”) and FDFS Holdings, LLC, a Delaware limited liability company (“FDFS”).

W I T N E S S E T H:

WHEREAS, Global Cash Access, L.L.C., a Delaware limited liability company (the “Company”), M&C, Karim Maskatiya, Robert Cucinotta, First Data Corporation, FDFS and GCA Holdings have executed and delivered a Restructuring Agreement dated as of December 10, 2003 and amended as of January 20, 2004, February 20, 2004 and March 3, 2004 (the “Restructuring Agreement”);

WHEREAS, this Agreement is being executed and delivered in order to effect the assignment and transfer to GCA Holdings of 829.3 Common Units in the Company (the “Transferred Interests”), in return for the GCA Redemption Payment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. In this Agreement, unless otherwise specifically stated, the capitalized terms used herein shall have the respective meanings specified or referred to in the Restructuring Agreement,

2. Sale and Transfer. FDFS hereby sells, transfers, conveys, assigns and delivers to GCA, and GCA hereby redeems and purchases from FDFS, all right, title and interest of FDFS in, to or under the Transferred Interests.

3. Redemption Price. The redemption price for the Transferred Interests shall be the GCA Redemption Payment. On the date hereof, GCA shall pay FDFS the GCA Redemption Payment by wire transfer of immediately available funds to the account specified by FDFS in writing to GCA.

4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of law doctrine.

5. Further Assurances. In connection with the consummation of the transactions contemplated by this Agreement, if any time after the date hereof GCA so requests, FDFS shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to vest or evidence in GCA the Transferred Interests. In connection with the consummation of the transactions contemplated by this Agreement, if at any time after the date hereof FDFS so requests, GCA shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to perfect the transfer of the Transferred Interests and to complete the payment of the GCA Redemption Payment.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

7. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Membership Unit Redemption Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

GLOBAL CASH ACCESS, L.L.C.

By:	/s/ KIRK E. SANFORD
Name:	Kirk E. Sanford
Title:	President

FDFS HOLDINGS, LLC

By:	/s/ RICHARD E. AIELLO
Name:	Richard E. Aiello
Title:	Authorized Person

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